EXHIBIT 21


                               A.G. EDWARDS, INC.

                            REGISTRANT'S SUBSIDIARIES


   The following listing includes the registrant's directly-owned subsidiaries and indirectly-owned subsidiaries (certain subsidiaries which are not significant are omitted from the listing), all of which are included in the consolidated financial statements:


                                                              State of
                                                  Incorporation/
Name of Company                                   Organization            Subsidary of
/s/
A.G. Edwards & Sons, Inc. (Edwards)                  Delaware              Registrant
 The Ceres Investment Company                        Missouri              Edwards
 Indianapolis Historic Partners                      Indiana               Edwards
AGE Commodity Clearing Corp.                         Delaware              Registrant
A.G. Edwards Life Insurance Company                  Missouri              Registrant
Edwards Development Corporation                      Missouri              Registrant
A.G. Edwards Trust Company (Missouri Trust)          Missouri              Registrant
 A.G. Edwards Asset Performance Monitor, Inc.        Missouri              Missouri Trust
A.G. Edwards Trust Company                           New Jersey            Registrant
A.G. Edwards Trust Company                           Texas                 Registrant
A.G. Edwards Trust Company                           Florida               Registrant
A.G.E. Properties, Inc. (Properties)                 Missouri              Registrant
 A.G.E. Realty Corp.                                 Missouri              Properties
 A.G.E. Redevelopment Corporation                    Missouri              Properties
GULL-AGE Capital Group, Inc.                         Delaware              Registrant
AGE Investments, Inc.                                Delaware              Registrant
